Exhibit 99.1

High Roller Technologies Provides Business Update for Prediction Markets Launch; Reports First Quarter 2026 Results

•         Planned launch of ROLR-branded U.S. prediction markets product, supported by Crypto.com | Derivatives North America agreement, ROLR consumer website, Big 4 licensing advisor, applied AI capabilities and strategic marketing partnerships

•         According to one third-party estimate, prediction market trading volumes grew nearly 4x to $64 billion in 2025, are on pace to exceed $325 billion in 2026, and could exceed $1.1 trillion by 20301

•         Conference call today, May 12, 2026, at 4:30 PM ET

LAS VEGAS, Nevada — May 12, 2026 (GLOBE NEWSWIRE) — High Roller Technologies, Inc. (“High Roller” or the “Company”) (NYSE: ROLR), a publicly traded online gaming and prediction markets company, today provided a business update, including its planned expansion into regulated prediction markets through its agreement with Crypto.com | Derivatives North America (CDNA), and reported its financial results for the first quarter ended March 31, 2026. As previously announced, High Roller will host a conference call to discuss first quarter 2026 results and provide a business update today, May 12, 2026, at 4:30 PM Eastern Time (ET).

Management Commentary

“This was a transformative quarter for High Roller as we significantly strengthened our balance sheet and announced major planned growth initiatives,” said Seth Young, Chief Executive Officer of High Roller Technologies. “In a short period of time, we have secured a definitive agreement with CDNA to enter the prediction markets category, established our consumer-facing ROLR brand, and built a network of strategic marketing and distribution partnerships designed to support scale, among other achievements.”

“During Q1 2026, we continued to reshape High Roller around a more focused, better-capitalized, high-upside growth strategy, while bringing strong operating discipline to the underlying business,” continued Young. “Lower operating expenses contributed to improved YoY Adjusted EBITDA while we increased strategic capital allocations. Net revenues of $3.4 million reflected our deliberate exit from certain markets and heavily reduced customer acquisition spend in the online casino vertical. Our operating efficiency strengthened significantly, evidenced by improvements in nearly all internal key performance indicators across the business, as we prepare for what we anticipate will be exponentially greater scale.”

“Strong investor interest supported our equity capital build during the quarter, and we boosted working capital from a $3.7 million deficit on December 31, 2025, to positive $18.1 million on March 31, 2026, with $23.1 million in cash and restricted cash and no debt at quarter end.”

“We have a clear plan, clear timing, we’re bullish, and we’re in full-on execution mode. We plan to communicate further updates in due course as we trend towards this exciting new launch,” Young concluded.

Recent Strategic & Corporate Highlights

Prediction Markets (U.S.)

•         Established ROLR as the consumer-facing brand for its planned U.S. prediction markets platform, including the acquisition of ROLR.com as the primary digital destination for the product. The brand aligns with the Company’s NYSE ticker and is intended to support consumer awareness around the planned prediction markets launch.

•         Executed a Definitive Agreement with Crypto.com | Derivatives North America to launch an event-based prediction markets offering, initially in the United States. The agreement is intended to enable High Roller to offer CDNA event contracts across multiple categories, marking the Company’s formal entry into the prediction markets sector.

•         Engaged a Big 4 consultancy to support the licensing process for the Company’s planned U.S. prediction markets launch. The advisor is expected to counsel High Roller through licensing and regulatory approval workstreams tied to its planned launch.

•         Executed a definitive strategic marketing agreement with Lines.com, owned by Spike Up Media, to support customer acquisition and brand awareness for the Company’s planned U.S. prediction markets rollout. Lines.com is expected to serve as a key media and distribution partner, leveraging its sports audience, automation infrastructure and conversion capabilities.

•         Executed a definitive, exclusive strategic marketing agreement with Forever Network, establishing High Roller as Forever Network’s exclusive prediction markets partner across its owned and operated properties. Forever Network reported more than 20 billion impressions in 2025 and reach of 450 million people globally.

•         Executed a definitive strategic marketing partnership with Leverage Game Media, to support customer acquisition, brand awareness and audience engagement for the planned U.S. event-based prediction markets product.

•         Expanded applied AI capabilities ahead of the planned U.S. prediction markets launch, creating the new role of Head of Applied AI and appointing Nicholis Muller to lead initiatives across compliance automation, product personalization, customer engagement and internal development workflows.

Capital Markets

•         Completed a $1.0 million strategic investment by Saratoga Casino Holdings through a private placement.

•         Completed a $25 million registered direct offering (priced at $13.21 per share, 1,892,506 shares), with proceeds earmarked for sales & marketing, geographic expansion, product development/diversification, and general corporate purposes.

•         Regained compliance with NYSE American continued listing standards, resolving its prior deficiency under Section 1003(a)(ii) related to stockholders’ equity after demonstrating compliance for two consecutive quarters.

First Quarter 2026 Financial Results Summary

•         Net revenues were $3.4 million, a decrease of $1.8 million, or 35%, compared to $5.2 million for Q1 2025.

•         Total operating expenses were $6.4 million, a decrease of 28%, as compared to $8.9 million for the quarter ended March 31, 2025, primarily as a result of lower direct operating costs and advertising and promotions in Q1 2026 vs. Q1 2025.

•         Loss from operations improved to $3.0 million compared to $3.7 million in Q1 2025, primarily due to cost cutting, operational improvements, and focusing on more profitable opportunities.

•         Net loss from continuing operations was also $3.0 million, or ($0.29) per common share, compared to a net loss from continuing operations of $3.3 million, or $(0.44) per common share in Q1 2025.

•         Adjusted EBITDA improved $1.7 million to negative $1.3 million, or $(0.12) per common share, from negative $3.0 million, or $(0.36) per common share, in Q1 2025.

Conference Call

As previously announced, High Roller will host a conference call to provide a business update and discuss first quarter results today, May 12, 2026, at 4:30 PM ET.

To join the live conference call, please dial 877-407-6176 (U.S. and Canadian callers) or +1 201-689-8451 (international callers outside of the U.S. and Canada) 10 to 15 minutes prior to the scheduled call time. Participants can also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference ID# is 13760642.

1 FalconX, Feb. 2026

About High Roller Technologies, Inc.

High Roller Technologies, Inc. (NYSE: ROLR) is a publicly traded online gaming and prediction markets company, known for its innovative casino brands High Roller and Fruta, and its prediction markets brand, ROLR. The Company delivers cutting-edge real-money consumer facing products that are intuitive and user-friendly. With a diverse portfolio of over 6,000 premium online casino games from more than 90 leading game providers, High Roller Technologies offers an immersive and engaging gaming experience in the rapidly expanding multi-billion-dollar iGaming industry. As an award-winning operator, High Roller Technologies continues to redefine the future of market engagement through innovation, performance, and a commitment to excellence.

For more information, please visit the Company’s investor relations website and follow High Roller Technologies on X, Facebook, and LinkedIn.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2025, Part I. Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors, of our quarterly report on Form 10-Q for the quarter ended March 31, 2026 and our in our other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended
	March 31,
(in thousands, except share and per share data)	2026	2025

Revenues, net	$3,366	$5,195

Operating expenses
Direct operating costs:
Related party	187	313
Other	1,071	2,235
General and administrative:
Related party	—	14
Other	4,519	3,321
Advertising and promotions:
Related party	119	701
Other	228	2,071
Product and software development:
Related party	—	—
Other	238	201
Total operating expenses	6,362	8,856
Loss from operations	(2,996)	(3,661)

Other income (expense)
Interest income (expense), net	46	(46)
Other (expense) income	—	(1)
Total other income (expense)	46	(47)

Loss before income taxes	(2,950)	(3,708)
Income tax expense (benefit)	16	17
Net loss from continuing operations	$(2,966)	$(3,725)

Net income from discontinued operations net of taxes	$—	$449

Net loss	$(2,966)	$(3,276)

Other comprehensive loss
Foreign currency translation adjustment	(211)	48
Comprehensive loss	$(3,177)	$(3,228)

Net income (loss) per common share:
Continuing operations	$(0.29)	$(0.44)
Discontinued operations	$—	$0.05
Net loss per common share – basic and diluted	$(0.29)	$(0.39)
Weighted average common shares outstanding – basic and diluted	10,396,906	8,374,928

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31,	December 31,
(in thousands, except share and per share data)	2026	2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$22,451	$2,076
Restricted cash	626	589
Prepaid expenses and other current assets	1,172	779
Deferred tax asset, current	2,298	2,368
Total current assets	26,547	5,812
Deferred offering costs	—	80
Property and equipment, net	392	417
Operating lease right-of-use asset, net	755	826
Intangible assets, net	10,717	10,507
Deferred tax asset, non-current	796	817
Other assets	76	60
Total assets	$39,283	$18,519

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$495	$804
Accrued expenses	2,686	3,373
Player liabilities	793	816
Due to affiliates	1,912	1,993
Operating leases obligation, current	225	166
Total current liabilities	6,111	7,152
Other liabilities	1,101	1,084
Operating lease obligation, noncurrent	573	641
Total liabilities	7,785	8,877
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 60,000,000 shares authorized; 10,943,070 shares and 8,485,404 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	11	8
Additional paid-in capital	57,960	32,930
Accumulated deficit	(27,265)	(24,299)
Accumulated other comprehensive income	792	1,003
Total stockholders’ equity	31,498	9,642
Total liabilities and stockholders’ equity	$39,283	$18,519

This Report includes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are useful in evaluating our operating performance, similar to measures reported by our publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are not intended to be a substitute for any U.S. GAAP financial measure. As calculated, they may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

We define and calculate Adjusted Earnings (Loss) Per Share as basic earnings (loss) per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

We include non-GAAP financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of severance costs), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization and stock-based compensation), or non-operating items which are not related to our underlying business performance (for example, in the case of interest expense).

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

	For the Three Months Ended March 31,
(in thousands)	2026	2025

Revenues	$3,366	$5,195
Net income (loss)	(2,966)	(3,725)

Add back items:
Stock-based compensation expense (1)	260	308
Issuance of warrants	1,003	—
Depreciation and amortization (2)	71	76
Interest expense, net	(46)	46
Income tax	16	17
Foreign exchange transaction loss	72	178
Other (3)	310	127
Adjusted EBITDA	$(1,280)	$(2,973)
Adjusted EBITDA margin	(38)%	(57)%
Adjusted loss per share	(0.12)	(0.36)

(1)  Includes restricted shares, stock options, equity-settled restricted share units, cash-settled restricted share units and equity-settled performance-based restricted share units granted to employees and directors (including related employer payroll taxes).

(2)  Includes amortization of intangible assets generated through business acquisitions and depreciation of property and equipment, amortization of contract costs, and amortization of internally developed software and other intangible assets. Excludes amortization of right of use assets.

(3) Includes severance costs and non-recurring compensation.